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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Texas Roadhouse, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-121241 and 333-188683) on Form S-8 and (No. 333-133510) on Form S-3 of Texas Roadhouse, Inc. of our reports dated February 28, 2014, with respect to the consolidated balance sheets of Texas Roadhouse, Inc. and subsidiaries as of December 31, 2013 and December 25, 2012, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Texas Roadhouse, Inc.

/s/ KPMG LLP
Louisville, Kentucky February 28, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm